Exhibit 10.42
CYGNUS OIL AND GAS CORPORATION
2005 STOCK INCENTIVE PLAN
Section 1. General Purpose of the Plan; Definitions. The purpose of the Plan is to provide officers, employees, directors and consultants of Cygnus Oil and Gas Corporation (the “Company”) and other members of the Participating Company Group the opportunity to receive stock options, stock appreciation rights, and stock awards and thereby acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company’s stockholders, thereby encouraging the participants to contribute materially to the growth and development of the Company and strengthening their desire to remain with the Company.
     The following terms shall be defined as set forth below:
     “Act” means the Securities Exchange Act of 1934, as amended.
     “Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, SARs, and Stock Awards.
     “Award Agreement” means any written or electronic instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Plan Administrator’s exercise of its administrative powers.
     “Board” means the Board of Directors of the Company.
     “Cause” means (a) with respect to an individual who is party to a written agreement with a Participating Company which contains a definition of “cause” or “for cause” or words of similar import for purposes of termination of Service thereunder by the Participating Company, “cause” or “for cause” as defined in such agreement; (b) in all other cases (i) any violation of a law, rule or regulation other than minor traffic violations, including without limitation, any violation of the Foreign Corrupt Practices Act; (ii) a breach of fiduciary duty for personal profit; (iii) fraud, dishonesty or other acts of misconduct in the rendering of services on behalf of the Company or relating to the employee’s employment; (iv) misconduct by the employee which would cause the Company to violate any state or federal law relating to sexual harassment or age, sex or other prohibited discrimination or any violation of written policy of the Company or any successor entity adopted in respect to such law; (v) failure to follow Company work rules or the lawful instructions (written or otherwise) of the Board of Directors of the Company or a responsible executive to whom the employee directly or indirectly reports, provided compliance with such directive was reasonably within the scope of the employee’s duties and the employee was given notice that his or her conduct could give rise to termination and such conduct is not, or could not be cured, within ten (10) days thereafter; or (vi) any violation of a confidentiality or non-competition agreement or patent assignment agreement or any agreement relating to the Company’s protection of intellectual property rights.

     “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
     “Effective Date” means the date on which the Plan is approved by the Board as set forth in Section 20.
     “Fair Market Value” of the Stock on any given date means (i) if the Stock is listed on any established stock exchange or a national market system, including without limitation the National Market or SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; (ii) if the Stock is regularly traded on the Nasdaq OTC Bulletin Board Service, or a comparable automated quotation system, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination; or (iii) in the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.
     “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
     “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
     “Option” or “Stock Option” means any Option to purchase shares of Stock granted pursuant to Section 6.
     “Option Period” means the period commencing on the grant date of an Option and ending on the last day of the term of such Option as established pursuant to Section 8.2.
     “Participating Company” means the Company or any Subsidiary Corporation or any other member of the Participating Company Group.
     “Participating Company Group” means, at any point in time, any Participating Company or all corporations collectively which are then Participating Companies.
     “Performance Goal” means with respect to a Performance Measure selected by the Plan Administrator, the specific target that must be met before a Stock Award subject to section 162(m) of the Code will be payable to the recipient of the Award.
     “Performance Measure” means each of the business criteria the Company may use in establishing a Performance Goal. For purposes of the Plan, Performance Measures are economic, value-added parameters such as earnings per share, share price, net income, cash flows, reserve additions or replacements, production volume, finding and operating costs, drilling results, acquisitions and divestitures, risk management activities, return on equity, and/or total or comparative shareholder return.

     “Performance Period” means the period established by the Plan Administrator at the time any Award is granted or at any time thereafter over which a Performance Goal specified by the Plan Administrator with respect to such Award will be measured.
     “SAR Price” means the Fair Market Value of each share of Stock covered by an SAR, determined on the date the SAR is granted.
     “Service” means a participant’s employment or service with any member of the Participating Company Group, whether in the capacity of an employee, officer, director or a consultant. The participant’s Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the participant renders such Service, provided that there is no interruption or termination of the participant’s Service. Furthermore, a participant’s Service with the Participating Company Group shall not be deemed to have terminated if the participant takes any military leave, sick leave, or other bona fide leave of absence approved by a Participating Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the participant’s Service shall be deemed to have terminated unless the participant’s right to return to Service with the Participating Company is guaranteed by statute or contract.
     “Stock” means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 13.
     “Stock Appreciation Right” or “SAR” means the right to receive a payment, in cash and/or Stock, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the SAR Price for such shares.
     “Stock Award” means any award granted pursuant to Section 11.
     “Subsidiary” means any, whether now or hereafter existing, corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain, whether now or hereafter existing.
Section 2. Administration. The Plan shall be administered by the full Board or a committee designated by the Board which will consist of not less than two members of the Board who meet the definition of “Non-Employee Directors” within the meaning of Rule 16b-3(a)(3) promulgated under the Act and who also meet the definition of “Outside Director” within the meaning of Section 162(m) of the Code (the “Plan Administrator”). Subject to the provisions of the Plan, the Plan Administrator is authorized:
(a)	to construe the Plan and any Award under the Plan;

(b)	to select the directors, officers, employees and consultants of any Participating Company to whom Awards may be granted;

(c)	to determine the number of shares of Stock to be covered by any Award;

(d)	to determine and modify from time to time the terms and conditions, including restrictions, of any Award and to approve the form of written instrument evidencing Awards;

(e)	to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

(f)	to impose limitations on Awards, including limitations on transfer and repurchase provisions;

(g)	to extend the exercise period within which Stock Options or SARs may be exercised;

(h)	to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Plan Administrator) or dividends or deemed dividends on such deferrals;

(i)	in connection with a Stock Option or an SAR granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with section 162(m) of the Code, to ensure that the exercise price of such Stock Option or SAR is not less than the Fair Market Value of the Stock on the date the Stock Option or the SAR is granted; and

(j)	in connection with a Stock Award granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with section 162(m) of the Code, to:
(i)	select the Performance Measure that will be applicable to the Stock Award;

(ii)	establish the Performance Period over which the Performance Measure will be evaluated;

(iii)	with respect to the Performance Measure selected, establish in writing (i) not later than the earlier of (A) 90 days after the commencement of the relevant Performance Period, and (B) the date as of which 25% of the Performance Period has elapsed, and (ii) while the outcome of the Performance Measure is substantially uncertain, the objectively determinable, specific target that must be met for the Performance Period before the Performance Goal will be achieved and the Stock Award will be earned;

(iv)	within the limit provided in Section 5, establish in writing the maximum number of shares of Stock that a Stock Award recipient will receive if the related Performance Goal is achieved;

(v)	provide in any Stock Award Agreement that the Stock Award will not be payable to the Award recipient unless the pre-established Performance Goal is achieved and that the pre-established Performance Goal may not be varied or changed during the applicable Performance Period; and

(vi)	certify in writing within ninety (90) days following the end of the applicable Performance Period, but prior to the payment of any Stock Award, that the pre-established Performance Goal has been achieved.
The determination of the Plan Administrator on any such matters shall be conclusive.
Section 3. Delegation of Authority to Grant Awards. In accordance with applicable laws, the Plan Administrator, in its discretion, may delegate to one or more executive officers of the Company all or part of the Plan Administrator’s authority and duties with respect to granting Awards and all references in the Plan to the “Plan Administrator” shall include such executive officers to the extent they are acting pursuant to such delegation. The Plan Administrator may revoke or amend the terms of such a delegation at any time, but such revocation shall not invalidate prior actions of the executive officers that were consistent with the terms of the Plan.
Section 4. Eligibility. Awards may only be granted to employees, directors, and consultants with any member of the Participating Company Group. For purposes of the foregoing sentence, “employees,” “directors” and “consultants” shall include prospective employees, prospective directors and prospective consultants to whom Awards are granted in connection with written offers of an employment or other service relationship with a Participating Company.
Section 5. Shares Subject to the Plan. The number of shares of Stock which may be issued pursuant to the Plan shall be 10,000,000. For purposes of the foregoing limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of Stock available for issuance under the Plan. Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company. Notwithstanding the foregoing, on and after the date that the Plan is subject to Section 162(m) of the Code, Awards with respect to no more than 2,500,000 shares of Stock may be granted to any one individual participant during any one calendar year period.
Section 6. Stock Options. Options granted pursuant to the Plan may be either Options which are Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options and Non-Qualified Stock Options shall be granted separately hereunder. The Plan Administrator, shall determine whether and to what extent Options shall be granted under the Plan and whether such Options granted shall be Incentive Stock Options or Non-Qualified Stock Options; provided, however, that: (i) Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code; and (ii) no Incentive Stock Option may be granted following the tenth anniversary of the Effective Date of the Plan. The provisions of the Plan and any Stock Award Agreement pursuant to which Incentive Stock Options shall be issued shall be construed in a manner consistent with Section 422 of the Code (or any successor provision) and rules and regulations promulgated thereunder.

Section 7. ISO Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a participant for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated as Non-Qualified Stock Options. For purposes of this Section 7, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 7, such different limitation shall be deemed incorporated herein effective as of the amendment date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 7, the participant may designate which portion of such Option the participant is exercising. In the absence of such designation, the participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.
Section 8. Terms of Options. Each Option granted under the Plan shall be evidenced by an Award Agreement between the Company and the person to whom such Option is granted and shall be subject to the following terms and conditions:
          8.1 Exercise Price. Subject to adjustment as provided in Section 13 of this Plan, the price at which each share covered by an Option may be purchased shall be determined in each case by the Plan Administrator; provided, however, that such price shall not, in the case of an Incentive Stock Option, or a Stock Option granted and administered in a manner designed to preserve the deductibility of the resulting compensation under section 162(m) of the Code, be less than the Fair Market Value of the underlying Stock at the time the Option is granted. If a participant owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company and an Option granted to such participant is intended to qualify as an Incentive Stock Option, the Option price shall be no less than 110% of the Fair Market Value of the Stock covered by the Option on the date the Option is granted.
          8.2 Exercise Period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Plan Administrator and set forth in the Award Agreement evidencing such Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date of grant of such Option, (ii) no Incentive Stock Option granted to a participant who owns more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary of the Company) shall be exercisable after the expiration of five (5) years after the date of grant of such Option, and (iii) no Option granted to a prospective employee, prospective consultant or prospective director may become exercisable prior to the date on which such person commences Service with the Participating Company.

          8.3 Payment of Exercise Price. The Option exercise price of each share purchased pursuant to an Option shall be paid in full at the time of each exercise (the “Payment Date”) of the Option (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Act to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price, provided however, that such a broker-dealer facilitated transaction shall not be available if such a transaction would be treated as a personal loan prohibited under Section 13(k) of the Act; (iii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate Fair Market Value equal to the Option exercise price of the shares being purchased pursuant to the exercise of the Option; provided, however, that shares of Common Stock delivered in payment of the Option price must have been held by the participant for at least six (6) months in order to be utilized to pay the Option price; (iv) in the discretion of the Plan Administrator, by an election to have the Company withhold shares otherwise issuable to the participant having a Fair Market Value equal to the Option exercise price of the shares being purchased pursuant to the exercise of the Option; or (v) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in subsections (i)-(iv).
Section 9. Stock Appreciation Rights. The Company may issue Stock Appreciation Rights. The terms of any Stock Appreciation Right shall be established in an Award Agreement evidencing such Award. An SAR shall entitle the participant at his election to surrender to the Company the SAR, or portion thereof, as the participant shall choose, and to receive from the Company in exchange for the portion of the SAR surrendered cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Stock over the SAR Price per share of Stock as specified in the Award Agreement, multiplied by the total number of shares with respect to which the SAR is being surrendered. In the discretion of the Plan Administrator, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the participant, as described above, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Stock and in part with cash.
     Subject to the conditions of this Section 9, the applicable Award Agreement and such administrative regulations as the Plan Administrator may from time to time adopt, an SAR may be exercised by the delivery (including by FAX) of written notice to the Plan Administrator setting forth the number of shares of Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the participant shall receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Stock over the SAR Price per share of Stock as specified in the Award Agreement, multiplied by the total number of shares of Stock with respect o which the SAR is being surrendered. In the discretion of the Plan Administrator, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the participant, as described above, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Stock and in part with cash.
Section 10. Terms Applicable to Options and SARs.
          10.1 Effect of Termination of Service. Unless otherwise provided in such participant’s Award Agreement:
(a)	Death. If a participant shall cease to perform Service as a result of such participant’s death, any Options or SARs then exercisable shall be exercisable until the earlier to occur of one year anniversary of the participant’s death or the expiration of the Option Period or the term of the SAR and only by the participant’s personal representative or persons entitled thereto under the participant’s will or the laws of descent and distribution.

(b)	Termination of Service. If a participant shall cease to perform Service to any member of the Participating Company Group, all Options and SARs to which the participant is then entitled to exercise may be exercised until the earlier to occur of the three month anniversary of the participant’s termination of Service or the expiration of the Option Period or the term of the SAR, if such termination was due to disability or retirement (as hereinafter defined), until the earlier to occur of the one year anniversary of the participant’s termination of Service or the expiration of the Option Period or the term of the SAR. Notwithstanding the foregoing, in the event that any termination of Service shall be for “Cause” (as defined herein) or the participant voluntarily terminates his or her Service, then any and all Options held by such participant shall terminate within 15 days’ notice of such termination. For purposes of the Plan, “retirement” shall mean the termination of employment with the Participating Company Group, other than for Cause, at any time under circumstances which would entitle such participant to other retirement benefits provided by the Participating Company to whom the participant was providing Service immediately prior to the termination of Service or such other circumstances that the Plan Administrator concludes should be deemed a retirement.

(c)	Limitation on Shares. An Option or SAR may not be exercised for more shares (subject to adjustment as provided in Section 13) after the termination of the participant’s Service than the participant was entitled to purchase thereunder at the time of the termination of such relationship.
          10.2 Nontransferability of Options and SARs. No Awards shall be assignable or transferable other than by will or the laws of descent and distribution. During the lifetime of the participant, an Option or SAR shall be exercisable only by the participant or, in the event of the participant’s incapacity, by the participant’s legal guardian or legal representative. Notwithstanding the foregoing, Options and SARs may be transferred pursuant to a valid qualified domestic relations order as defined in section 414(p) of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended pursuant to which a court has determined that a spouse or former spouse of a participant has an interest in the participant’s Options or SARs under the Plan. Any Incentive Stock Option transferred pursuant to this Section 10.2 shall cease to be an Incentive Stock Option on the date of such transfer and shall be treated for all purposes as a Non-Qualified Stock Option in the hands of the transferee. Following any such transfer each Option or SAR transferred shall continue to be subject to the same terms and conditions of the Plan and the applicable Award Agreement that were applicable to the Option or SAR immediately prior to transfer, provided that for all purposes under the Plan the term “participant” shall be deemed to include the transferee. The effect a termination of Service shall have on the exercisability of an Option or SAR with respect to the original participant shall continue to apply to a transferee after a transfer pursuant to this Section 10.2, so that the Options or SARs transferred shall be exercisable by the transferee only to the extent and for the periods specified in Section 10.1, unless different periods are otherwise provided in a participant’s original Award Agreement. The Plan Administrator and the Company shall have no obligation to inform any transferee of a Stock Option or SAR of any expiration, termination, lapse or acceleration of such Option or SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Stock issuable or issued under a Stock Option or SAR that has been transferred pursuant to this Section 10.2.
          10.3 Tandem Awards. The Plan Administrator may grant Options and SARs in one Award in the form of a “tandem award,” so that the right of the participant to exercise one type of Award shall be canceled if, and to the extent, the other type of Award is exercised. For example, if a Stock Option and an SAR are issued in a tandem Award, and the participant exercises the SAR with respect to 100 shares of Stock, the right of the participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Stock.
Section 11. Stock Awards.
(a)	The Plan Administrator may grant Stock Awards to any officer, employee or consultant with any member of the Participating Company Group. A Stock Award entitles the recipient to acquire shares of Stock subject to such restrictions and conditions as the Plan Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.
(b)	Upon execution of a written instrument setting forth the Stock Award and paying any applicable purchase price, a participant shall have the rights of a shareholder with respect to the Stock subject to the Stock Award, including, but not limited to the right to vote and receive dividends with respect thereto; provided, however, that shares of Stock subject to Stock Awards that have not vested shall be subject to the restrictions on transferability described in Section 11(d) below. Unless the Plan Administrator shall otherwise determine, certificates evidencing the Stock Awards shall remain in the possession of the Company until such Stock is vested as provided in Section 11(c) below.

(c)	The Plan Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Stock Award. If the participant or the Company, as the case may be, fails to achieve the designated goals or the participant’s relationship with the Company is terminated prior to the expiration of the vesting period, the participant shall forfeit all shares of Stock subject to the Stock Award which have not then vested. The Plan Administrator will ensure that a Stock Award granted and administered in a manner designed to preserve the deductibility of the resulting compensation under section 162(m) of the Code complies with the requirements of Section 2(j) of the Plan.
(d)	Unvested Stock may not be sold, assigned transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Stock Award.
Section 12. Tax Withholding.
(a)	Whenever shares of Stock are to be issued under a Stock Award or pursuant to the exercise of an Option or SAR or cash is to be paid pursuant to the terms of the Plan, under circumstances in which the Plan Administrator believes that any federal, state or local tax withholding may be imposed, the Company or Subsidiary, as the case may be, shall have the right to require the participant to remit to the Company or Subsidiary, as the case may be, an amount sufficient to satisfy the minimum federal, state and local tax withholding requirements prior to the delivery of any certificate for shares or any proceeds; provided, however, that in the case of a participant who receives a Stock Award under the Plan which is not fully vested, the participant shall remit such amount on the first business day following the Tax Date. The “Tax Date” for purposes of this Section 12 shall be the date on which the amount of tax to be withheld is determined. If a participant makes a disposition of Stock acquired upon the exercise of an Incentive Stock Option within either two years after the Option was granted or one year after its exercise by the participant, the participant shall promptly notify the Company and the Company shall have the right to require the participant to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements.
(b)	A participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash; (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Stock having an aggregate Fair Market Value on the Tax Date equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six (6) months; (iii) in the discretion of the Plan Administrator, through an election to have the Company withhold shares of Stock otherwise issuable to the participant having a Fair Market Value on the Tax Date equal to the amount of tax required to be withheld, or (iv) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i), (ii) and (iii) of this Section 12(b).
(c)	An election by a participant to have shares of Stock withheld to satisfy federal, state and local tax withholding requirements pursuant to Section 12(b) must be in writing and delivered to the Company prior to the Tax Date.
Section 13. Adjustment of Number and Price of Shares. Any other provision of the Plan notwithstanding:
(a)	If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Plan Administrator shall make an appropriate or proportionate adjustment in (i) the number of Stock Options or SARs that can be granted to any one individual participant, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iii) the price for each share subject to any then outstanding Stock Options or SARs under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options or SARs remain exercisable. The adjustment by the Plan Administrator shall be final, binding and conclusive.

(b)	In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall authorize the issuance or assumption of Options or SARs in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant Options or SARs upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old Options or SARs, or substitute a new Option or SAR for the old Option or SAR, as applicable, in conformity with the provisions of Code Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

(c)	No adjustment or substitution provided for in this Section 13 shall require the Company to issue or to sell a fractional share under any Award Agreement or share award agreement and the total adjustment or substitution with respect to each Option or SAR and share award agreement shall be limited accordingly.

(d)	In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company), (iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iv) the sale of all of the stock of the Company to a unrelated person or entity (in each case, a “Fundamental Transaction”), the Plan and all Awards granted hereunder shall terminate, unless provision is made in connection with the Fundamental Transaction for the assumption of the Awards heretofore granted, or the substitution of such Awards with new awards of the successor entity, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise price as provided in Subsections (a) and (b) of this Section 13. In the event of such termination and in the event the Board does not provide for the Cash Payment described in Subsection (e) of this Section each participant shall be notified of such proposed termination and permitted to exercise for a period of at least 15 days prior to the date of such termination all Options or SARs held by such participant which are then exercisable.

(e)	In the event that the Company shall be merged or consolidated with another corporation or entity, other than a corporation or entity which is an “affiliate” of the Company under the terms of which holders of Stock of the Company will receive upon consummation thereof a cash payment for each share of Stock of the Company surrendered pursuant to such Business Combination (the “Cash Purchase Price”), the Board of Directors may provide that all outstanding Options and SARs shall terminate upon consummation of such transaction and each participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Cash Purchase Price multiplied by the number of shares of Stock of the Company subject to the outstanding Options or SARs held by such participant exceeds (ii) the aggregate exercise price of such Options or the aggregate SAR Price of such SARs.
Section 14. Change in Control.
(a)	Unless otherwise provided in such participant’s Award Agreement, agreements relating to Stock Awards or in a written employment or other agreement directly addressing the same subject matter as addressed below, in the event that the Plan is terminated as a result of or following a Change in Control (as defined herein), all vested Options, SARs, and Stock Awards then outstanding at the time of such Plan termination may be exercised for a period of thirty (30) days from the date of notice of the proposed termination. In such event, all participants shall be credited with an additional six (6) months of service for the purpose of any otherwise unvested Options, SARs, and Stock Awards. Upon a Change in Control in which the Plan is either assumed or otherwise not subject to termination, if during the remaining term of such a participant’s Options, SARs or Stock Awards, the participant is terminated other than for Cause, the participant will, at the time of such termination, be credited with an additional six (6) months of service for the purpose of any otherwise unvested Options, SARs and Stock Awards; however, in the event of a termination for Cause, all Options and SARs shall immediately terminate and all unvested portions of Stock Awards shall immediately terminate.

(b)	As used herein, a “Change in Control” shall be deemed to have occurred if: (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) acquires “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board; or (ii) if the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity or in the event of a sale of all or substantially all of the Company’s assets or otherwise.

(c)	Notwithstanding anything in the Plan to the contrary, the acceleration of vesting and exercisability provided by Subsection (a) of this Section shall not occur in the event that such acceleration would make the transaction causing the Change in Control to be ineligible for pooling of interests accounting treatment, provided pooling of interest treatment is then still available and, in the absence of such acceleration, the transaction would qualify for such treatment and the Company intends to use such treatment with respect to such transaction.
Section 15. No Right to Future Employment. Nothing contained in the Plan nor in any Award agreement shall confer upon any participant any right with respect to the continuance of employment by the Company nor interfere in any way with the right of the Company to terminate his employment or change his compensation at any time.
Section 16. Amendment and Discontinuance. The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person’s consent of any rights theretofore granted pursuant hereto.
Section 17. Compliance with Section 16. With respect to persons subject to Section 16 of the Act, transactions under this Plan are intended to comply with all applicable conditions of

Rule 16b-3 (or its successor rule and shall be construed to the fullest extent possible in a manner consistent with this intent ). To the extent that any Award fails to so comply, it shall be deemed to be modified to the extent permitted by law and to the extent deemed advisable by the Plan Administrator in order to comply with Rule 16b-3.
Section 18. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares of Stock hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Act, if such registration shall be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules any applicable exchange or of the Nasdaq Stock Market. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.
Section 19. Participation by Foreign Nationals. The Plan Administrator may, in order to fulfill the purposes of the Plan and without amending the Plan, modify grants to foreign nationals or United States citizens employed abroad in order to recognize differences in local law, tax policy or custom.
Section 20. Effective Date of Plan — Shareholder Approval. The Plan was approved by the Board and became effective on September, 2005. Those provisions of the Plan that for federal tax purposes require approval of the stockholders of the Company (i.e., the granting of incentive stock options) shall not become effective until adopted by the stockholders, however, the Company reserves the right to grant Incentive Stock Options provided stockholder approval is secured within one (1) year from the date thereof. In the event Incentive Stock Options are granted and Stockholder approval is not timely secured, such Options shall remain in full force and effect, however, shall automatically convert to Non-Qualified Options.
Section 21. Governing Law. The Plan shall be governed by the internal laws of the State of Delaware without giving effect to its choice of law provisions. Unless otherwise provided in an Award Agreement or Award Agreement, Awards shall be governed by the same laws as the Plan.

Option No. 2005-1
CYGNUS OIL AND GAS CORPORATION
STOCK OPTION AGREEMENT
UNDER THE
CYGNUS OIL AND GAS CORPORATION
2005 STOCK INCENTIVE PLAN (the “Plan”)
     This Agreement is made as of the date set forth on Schedule A hereto (the “Grant Date”) by and between Cygnus Oil and Gas Corporation (the “Company”), and the person named on Schedule A hereto (the “Optionee”).
     WHEREAS, Optionee is a valuable employee of either the Company or any Company Participating Group (hereinafter collectively or separately referred to as the “Company”), which includes all subsidiaries of the Company, and whereas the Company considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Company and an incentive to advance the interests of the Company by granting the Optionee an option to purchase shares of common stock of the Company (the “Common Stock”); and
     WHEREAS, to cover the granting of such Options, the Company has adopted the 2005 Stock Incentive Plan (the “Plan”).
     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that as of the Grant Date, the Company hereby grants Optionee an option (the “Option”) to purchase from it, upon the terms and conditions set forth in this Agreement and the Plan, that number of shares of the authorized and unissued Common Stock of the Company as is set forth on Schedule A hereto.
     1. Terms of Stock Option. The Option to purchase Common Stock granted hereby is subject to the terms, conditions, and covenants set forth in the Plan as well as the following:
(a)	The Optionee has been provided with, reviewed and fully understood, the terms, conditions and covenants, of the Plan;

(b)	This Option is granted under, and subject in its entirety to, the terms of the Plan;

(c)	The Optionee has been provided with, and fully understands, the “Disclosure Document for the Cygnus Oil and Gas Corporation 2005 Stock Incentive Plan “(the “Disclosure Document”);

(d)	This Option is intended to be an Incentive Stock Option (“ISO”) to the extent that it qualifies as such under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not

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represent or warrant that the Option qualifies as an ISO under the Code. The Optionee should consult with the Optionee’s own tax advisors regarding the tax consequences of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code. To the extent that all or a portion of the Option does not qualify as an ISO, the portion of the Option that does not qualify as an ISO shall be treated as a nonstatutory option or as otherwise required by applicable tax law;

(e)	The per share exercise price for the shares subject to this Option shall be no less than the Fair Market Value (as defined in the Plan) of the Common Stock on the Grant Date, which exercise price is set forth on-Schedule A hereto;

(f)	This Option shall vest in accordance with the vesting schedule set forth on Schedule A hereto, subject to whatever other limitations are set forth within the Plan or contained in this Agreement;

(g)	No portion of this Option may be exercised more than ten (10) years from the Grant Date; and

(h)	This Option shall be subject to the restrictions on transferability set forth within the Plan.
     2. Miscellaneous.
(a)	This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

(b)	This Agreement will be governed and interpreted in accordance with the laws of the State of Delaware, and may be executed in more than one counterpart, each of which shall constitute an original document.

(c)	No alterations, amendments, changes or additions to this agreement will be binding upon either the Corporation or Optionee unless reduced to writing and signed by both parties.

(d)	Capitalized terms used within this Agreement unless otherwise defined, shall have the meaning ascribed thereto in the Plan.

(e)	Nothing contained herein shall be construed as a guarantee of continued employment of Optionee for any specific duration of time.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

CYGNUS OIL AND GAS CORPORATION

By:
Authorized Executive Officer

OPTIONEE

Signature

Print Name

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Schedule A
2.	Optionee:

3.	Grant Date:

4.	Number of Shares of Common Stock covered by the Option:

5.	Exercise Price: $

6.	The Option shall vest in accordance with the following schedule:
(a)	General Vesting Provisions:
(i)	Options to purchase shares shall vest on ( ) (the “First Anniversary Date”) provided Optionee remains continuously employed by the Company from the Grant Date through the First Anniversary Date; and if Optionee shall not remain continuously employed by the Company through the First Anniversary Date, Optionee shall forfeit upon such termination of Service (as defined in the Plan), the right to vest in all of the Options granted under this Agreement;

(ii)	thereafter, on the (“Second Anniversary Date”), Options to purchase shares shall vest provided Optionee remains continuously employed by the Company from the Grant Date through the Second Anniversary Date; and if a termination of Service occurs prior to the Second Anniversary Date, all of the unvested Options as of the date such termination of Service shall no longer continue to vest after such termination of Service, and thereafter Optionee shall forfeit any and all rights to any unvested Options;

(iii)	thereafter, on (the “Third Anniversary Date”), Options to purchase shares shall vest provided Optionee remains continuously employed by the Company from the Grant Date through the Third Anniversary Date; and if a termination of Service occurs prior to the Third Anniversary Date, all of the unvested Options as of the date of such termination of Service shall no longer continue to vest after such termination of Service, and thereafter Optionee shall forfeit any and all rights to any unvested Options;

(iv)	thereafter, on (the “Fourth Anniversary Date”), Options to purchase shares shall vest provided Optionee remains continuously employed by the Company from the Grant Date through the Fourth Anniversary Date; and if a termination of Service occurs prior to the Fourth Anniversary Date, all of the unvested Options as of the date of such termination of Service shall no longer continue to vest after such termination of Service, and thereafter Optionee shall forfeit any and all rights to any unvested Options;

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(v)	thereafter, on (the “Fifth Anniversary Date”), Options to purchase shares shall vest provided Optionee remains continuously employed by the Company from the Grant Date through the Fifth Anniversary Date; and if a termination of Service occurs prior to the Fifth Anniversary Date, all of the unvested Options as of the date of such termination of Service shall no longer continue to vest after such termination of Service, and thereafter Optionee shall forfeit any and all rights to any unvested Options;
(b)	Upon a Change of Control:

Notwithstanding any provision to the contrary in the Plan, or as set forth above, in the event of a Change of Control during the term of Optionee’s employment with the Company, all of the Options granted hereunder shall fully vest as of the date of the Change of Control;

(c)	Other:
(i)	upon whatever earlier dates as are permitted by the Company in its sole discretion; or

(ii)	as otherwise provided for, and in accordance with, the terms and provisions of the Plan.
7.	Once a termination of Service occurs, all Options to which Optionee is then entitled to exercise may only be exercised, if at all, in accordance with, and subject to, the terms and provisions of the Plan, unless otherwise provided for in this Award Agreement.

CYGNUS OIL AND GAS CORPORATION

By:
Authorized Executive Officer

OPTIONEE

Signature

Print Name

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